EXHIBIT 10.1
CLIFFS NATURAL RESOURCES INC.
AMENDED AND RESTATED 2014 NONEMPLOYEE DIRECTORS' COMPENSATION PLAN
1.Purposes. The purpose of this Amended and Restated 2014 Nonemployee Directors’ Compensation Plan is to allow for the payment to the Nonemployee Directors of the Company of a portion of the compensation earned by them for services as Directors in Shares or other Share-based awards in order to further align the interests of such Directors with the shareholders of the Company and thereby promote the long-term success and growth of the Company. In addition, this Plan is intended to provide Directors with opportunities to defer receipt of any or all of such compensation.
2.Definitions. As used in this Plan:
(a)“Accounting Date” means, as applicable, December 31 of each year and the last day of each calendar quarter.
(b)“Accounting Period” means the quarterly period beginning on the date immediately following an Accounting Date and ending the next subsequent Accounting Date.
(c)“Affiliate” means any corporation, partnership, joint venture or other entity, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Company as determined by the Board in its discretion.
(d)“Beneficiary” means the person or persons (natural or otherwise) designated pursuant to Section 9(d) of this Plan.
(e)“Board” means the Board of Directors of the Company.
(f)“Change in Control” has the meaning set forth in Section 13 of this Plan.
(g)“Code” means the Internal Revenue Code of 1986, as amended from time to time.
(h)“Committee” means the Governance and Nominating Committee of the Board (or its successor), or any other committee of the Board designated by the Board to administer this Plan pursuant to Section 11 of this Plan consisting solely of no fewer than two Nonemployee Directors.
(i)“Company” means Cliffs Natural Resources Inc., an Ohio corporation, and its successors.
(j)“Date of Grant” means the date specified by the Committee on which an award granted under this Plan will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).
(k)“Deferral Commitment” means an agreement made by a Participant to have all or a portion of his or her awards granted under this Plan that are denominated or payable solely in Shares deferred under the Plan for a specified period and shall include any Payment Election made by a Participant with respect to such awards deferred.
(l)“Deferred Shares” means the awards granted under this Plan that are denominated or payable solely in Shares that are credited to a Participant’s Deferred Share Account pursuant to Sections 7 and 8 and payable to a Participant pursuant to Section 9.
(m)“Deferred Share Account” means the account maintained on the books of the Company for each Participant pursuant to Section 8.
(n)“Director” means a duly elected or chosen member of the Board.
(o)“Effective Date” means the date this Plan is approved by the shareholders of the Company.
(p)“Eligible Director” means a Director who is not an employee of the Company or any of its subsidiaries.

(q)“Election Filing Date” means, with respect to awards granted under this Plan during a Plan Year, December 31 of the calendar year next preceding the first day of such Plan Year.
(r)“Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the award(s) granted under this Plan. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.
(s)“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.
(t)“Fair Market Value” means, as of any particular date, the closing price of a Share as reported for that date on the New York Stock Exchange or, if the Shares are not then listed on the New York Stock Exchange, on any other national securities exchange on which the Shares are listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the Shares, then the Fair Market Value of a Share will be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the Evidence of Award and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.
(u)“Nonemployee Director” means a person who is a “Nonemployee Director” of the Company within the meaning of Rule 16b-3 promulgated under the Exchange Act.
(v)“Other Award” means an award granted pursuant to Section 6 of this Plan.
(w)“Participant” means an Eligible Director who is selected by the Committee to receive benefits under this Plan.
(x)“Payment Election” has the meaning set forth in Section 7(c) of this Plan.
(y)“Plan” means this Amended and Restated 2014 Nonemployee Directors’ Compensation Plan.
(z)“Plan Year” means the 12-month period beginning January 1 and ending December 31.
(aa)“Predecessor Plan” means the Company’s Nonemployee Directors’ Compensation Plan, as amended and restated, as of December 31, 2008.
(bb)    “Restricted Shares” means Shares granted or sold pursuant to Section 4 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.
(cc)    “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 5 of this Plan.
(dd)    “Restricted Stock Units” means an award made pursuant to Section 5 of this Plan of the right to receive Shares, cash or a combination of Shares and cash at the end of a specified period.
(ee)    “Settlement Date” means the date which is the earliest to occur of the following: (i) the date of a Participant’s Termination of Service, (ii) the date of a Participant’s death, and (iii) the date of the occurrence of a Change in Control of the Company that constitutes a “change in the ownership or effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A(a)(2)(A)(v) of the Code and Treasury Regulation Section 1.409A-3(i)(5), or any successor provision.
(ff)    “Shares” means the common shares of the Company, par value $0.125 per share, or any security into which such Shares may be changed by reason of any transaction or event of the type referred to in Section 12 of this Plan.
(gg)    “Specified Employee” means a specified employee with respect to the Company (or a controlled group member of the Company) determined pursuant to procedures adopted by the Company in compliance with Section 409A of the Code.
(hh)    “Termination of Service” means a termination of service with the Company that constitutes a separation from service within the meaning of Treasury Regulation Section 1.409A-1(h).

(ii)    “Trust” has the meaning set forth in Section 10(b) of this Plan.
(jj)    “Vested Deferred Shares” has the meaning set forth in Section 9(a) of this Plan.
3.Shares Available Under the Plan.
(a)Maximum Shares Available Under Plan.

(i)
Subject to adjustment as provided in Section 12 of this Plan, the number of Shares that may be issued or transferred (A) as Restricted Shares and released from substantial risks of forfeiture thereof, (B) in payment of Restricted Stock Units, (C) as Other Awards, (D) in settlement of Deferred Shares, or (E) in payment of dividend equivalents paid with respect to awards made under this Plan will not exceed in the aggregate 1,050,000 Shares (consisting of 300,000 Shares originally approved in 2014 and 750,000 Shares anticipated to be approved by shareholders at the Company’s 2016 Annual Meeting of Shareholders) less one Share for every Share that is issued or transferred on or after January 1, 2014 under the Predecessor Plan, provided that no awards may be granted under the Predecessor Plan after December 1, 2014. Such Shares may be Shares of original issuance or treasury Shares or a combination of the foregoing.

(ii)
Shares covered by an award granted under this Plan will not be counted as used unless and until the Shares are actually issued and delivered to a Participant, but the total number of Shares available under this Plan as of a given date will not be reduced by any Shares relating to prior awards granted under this Plan that have expired or have been forfeited or cancelled. Upon payment in cash of the benefit provided by any award granted under this Plan, any Shares that were covered by the applicable portion of such award will again be available for issue or transfer hereunder. If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Shares based on fair market value, such Shares will not count against the aggregate plan limit described above.

(b)Individual Participant Limit. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary, in no event will any Participant be granted in any calendar year Shares or other Share-based awards under this Plan having an aggregate value at the Date of Grant(s) in excess of $1,000,000.
4.Restricted Shares. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)Subject to Sections 7, 8 and 9, each such grant or sale will constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and/or restrictions on transfer hereinafter referred to.
(b)Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Fair Market Value per Share at the Date of Grant.
(c)Each such grant or sale will provide that the Restricted Shares covered by such grant or sale that vest upon the passage of time will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee at the Date of Grant, which period of time will be no shorter than one year.
(d)Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares will be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).
(e)Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Shares may provide for the earlier termination of restrictions on such Restricted Shares, including (i) in the event of the Termination of Service, death or disability of a Participant or (ii) in the event of a Change in Control.

(f)Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award.
(g)Each grant or sale of Restricted Shares will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee and subject to Sections 7, 8 and 9, (i) all certificates representing Restricted Shares will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares or (ii) all Restricted Shares will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Shares.
5.Restricted Stock Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)Each such grant or sale will constitute the agreement by the Company to deliver Shares, cash or a combination of Shares and cash to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Restriction Period as the Committee may specify.
(b)Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Fair Market Value per Share at the Date of Grant.
(c)Each such grant or sale will be subject to a Restriction Period of not less than one year.
(d)Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Stock Units may provide for the earlier lapse or other modification of the Restriction Period, including (i) in the event of the Termination of Service, death or disability of a Participant or (ii) in the event of a Change in Control.
(e)During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Shares deliverable upon payment of the Restricted Stock Units and will have no right to vote them, but the Committee may, at the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current or deferred or contingent basis, either in cash or in additional Shares.
(f)Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in Shares or cash, or a combination thereof.
(g)Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
6.Other Awards.
(a)Subject to applicable law and the limit set forth in Section 3(b) of this Plan, the Committee may grant to any Participant Shares or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of such Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, awards with value and payment contingent upon any other factors designated by the Committee, and awards valued by reference to the book value of the Shares or the value of securities of the Company. The Committee will determine the terms and conditions of such awards. Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 6 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Shares, other awards, notes or other property, as the Committee determines.
(b)Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 6.
(c)The Committee may grant Shares or other awards in lieu of obligations of the Company or any of its subsidiaries to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.
(d)Notwithstanding anything to the contrary contained in this Plan, any grant of an Other Award under this Section 6 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including (i) in the event of the Termination of Service, death or disability of the Participant or (ii) in the event of a Change in Control.
7.Deferral of Awards.
(a)Deferral Election. A Participant may elect to defer, until the Settlement Date, the receipt of all or a portion of his or her awards granted under this Plan that are denominated or payable solely in Shares awarded during any Plan Year by filing a Deferral Commitment with the Committee by the applicable Election Filing Date for that Plan Year. Such Deferral Commitment shall be effective and irrevocable as of the applicable Election Filing Date for the Plan Year. A Participant’s Deferral Commitment applicable to a Plan Year shall continue to be effective for awards granted under this Plan in each Plan Year thereafter until terminated or modified by filing a new Deferral Commitment with the Committee, provided that such Deferral Commitment must be filed by the applicable Election Filing Date for the Plan Year for which it is to be effective.
(b)Crediting of Deferred Shares. Each award (or portion thereof) granted under this Plan that a Participant defers pursuant to a Deferral Commitment will be automatically converted into a number of Deferred Shares equal to the number of Shares subject to the award (or portion thereof) that the Participant has elected to defer, and the Deferred Shares shall be credited to the Participant’s Deferred Share Account as of the date on which the award is granted. To the extent an award granted under this Plan is subject to a Deferral Commitment, no Shares shall be issued to the Participant until the time provided in Section 9, and the Participant will have no voting, dividend, or other ownership rights until such Shares are issued.
(c)Form of Payment Election. A Participant may elect to receive the Deferred Shares credited to his or her Deferred Share Account to which he or she is entitled under the terms of this Plan in a number of substantially equal annual installments, not to exceed three, at the time specified in Section 9(c) in the event that the Settlement Date is the Participant's Termination of Service (a "Payment Election"). Any such Payment Election must be made in the Deferral Commitment pursuant to which the Deferred Shares were deferred by the applicable Election Filing Date and in accordance with the other requirements applicable to Deferral Commitments in Section 7(a). If a Payment Election is not made in the applicable Deferral Commitment or in the event that the Settlement Date is not the Participant's Termination of Service, the applicable Deferred Shares credited to his or her Deferred Share Account to which he or she is entitled under the terms of this Plan will be paid to the Participant (or his or her Beneficiary in the event of the Participant's death) in a lump sum at the time specified in Section 9(c).
8.Deferred Share Account.
(a)Determination of Deferred Share Account. On any particular date, a Participant’s Deferred Share Account shall consist of the aggregate number of Deferred Shares credited thereto pursuant to Section 7(b), plus any dividend equivalents credited pursuant to Section 8(b), minus the aggregate amount of (i) Deferred Shares with respect to which distributions, if any, have been made pursuant to Section 9 and (ii) forfeitures, if any, of Deferred Shares with respect to unvested awards granted under this Plan.
(b)Crediting of Dividend Equivalents. Each Deferred Share Account shall be credited as of the end of each Accounting Period with additional Deferred Shares equal in value to the amount of cash dividends paid by the Company during such Accounting Period on that number of Shares equivalent to the number of Deferred Shares in such Deferred Share Account during such Accounting Period. The dividend equivalents shall be valued by dividing the dollar value of such dividend equivalents by the Fair Market Value per Share on the Accounting Date next following the dividend payment date. Until a Participant or his or her Beneficiary receives his or her entire Deferred Share Account, the unpaid balance thereof credited in Deferred Shares shall be credited with dividend equivalents as provided in this Section 8(b).
(c)Adjustments to Deferred Share Accounts. Each Participant’s Deferred Share Account shall be immediately debited with the amount of any distributions under the Plan to or on behalf of the Participant or, in the event of his or her death, his or her Beneficiary.
(d)Statements of Deferred Share Accounts. As soon as practicable after the end of each Plan Year, a statement shall be furnished to each Participant or, in the event of his or her death, to his or her Beneficiary showing the status of his or her Deferred Share Account as of the end of the Plan Year, any changes in such Account since the end of the immediately preceding Plan Year, and such other information as the Committee shall determine.
(e)Vesting of Deferred Share Account. A Participant shall vest in the Deferred Shares credited to his or her Deferred Share Account, and in any dividend equivalents credited pursuant to Section 8(b) that are attributable to such Deferred Shares, in accordance with the vesting schedule and terms and conditions set forth in the Evidence of Award documenting the grant of the applicable award deferred under this Plan. Any Deferred Shares that are not vested on the Settlement Date will be forfeited and the Participant shall cease to have any rights to such forfeited amount.
9.Distribution of Deferred Benefits.
(a)Settlement Date. A Participant, or in the event of such Participant’s death, his or her Beneficiary, shall be entitled to receive the Deferred Shares credited to the Participant’s Deferred Share Account that are vested as of the Settlement Date, as provided in this Section 9 (“Vested Deferred Shares”).
(b)Amount to be Distributed. The amount to which a Participant, or in the event of such Participant’s death, his or her Beneficiary is entitled in accordance with the following provisions of this Section 9 shall be based on the Participant’s adjusted balances in his or her Deferred Share Account determined as of the Accounting Date coincident with or next following his or her Settlement Date that is vested as of the Settlement Date.
(c)Time and Form of Distribution. If a Participant has made a Payment Election pursuant to Section 7(c), in the event the Participant’s Settlement Date is a Termination of Service, the Company shall distribute or cause to be distributed to the Participant, a number of Shares equal to the number of Vested Deferred Shares in the Participant’s Deferred Share Account in the number of substantially equal annual installments elected in the Participant’s applicable Deferral Commitment commencing thirty days after the end of the Accounting Period in which the Settlement Date occurs and continuing on each anniversary of such payment date thereafter until all such installments have been paid. If a Participant has not made a Payment Election or in the event the Participant’s Settlement Date is not a Termination of Service, the Company shall distribute or cause to be distributed to the Participant (or his or her Beneficiary in the event of the Participant’s death) a number of Shares equal to the number of Vested Deferred Shares in the Participant’s Deferred Share Account in a single distribution thirty days after the end of the Accounting Period in which the Participant’s Settlement Date occurs. A Participant's Vested Deferred Shares may, at the discretion of the Committee, be paid in cash in lieu of Shares at the times otherwise specified by this Section 9(c) for the payment of Vested Deferred Shares. If the Vested Deferred Shares are paid in cash in lieu of Shares, the Company shall pay to the Participant (or his or her Beneficiary in the event of the Participant's death) a cash amount equal to the Fair Market Value of a Share as of the Accounting Date immediately preceding the payment date for each Vested Deferred Share that is scheduled to be distributed on such payment date. This Section 9(c) shall be subject to the requirements of Section 16(d).
(d)Beneficiary Designation. As used in the Plan the term “Beneficiary” means: (i) the person last designated as Beneficiary by the Participant in writing on a form prescribed by the Committee; (ii) if there is no designated Beneficiary or if the person so designated shall not survive the Participant, such Participant’s spouse; or (c) if no such designated Beneficiary and no such spouse is living upon the death of a Participant, or if all such persons die prior to the distribution of the Participant’s balance in his or her Deferred Share Account, then the legal representative of the last survivor of the Participant and such persons, or, if the Committee shall not receive notice of the appointment of any such legal representative by five days prior to the later of (x) the end of the calendar year in which the first payment date specified in Section 9(c) occurs or (y) the 15th day of the third month following the first payment date under Section 9(c), the heirs-at-law of such survivor shall be the Beneficiaries to whom the then remaining vested balance of such Deferred Share Account shall be distributed (in the proportions in which they would inherit his or her intestate personal property). Any Beneficiary designation may be changed from time to time by the filing of a new form. No notice given under this Section 9(d) shall be effective unless and until the Committee actually receives such notice.
(e)Facility of Payment. Whenever any Participant or his or her Beneficiary entitled to payment hereunder shall be under a legal disability or, in the sole judgment of the Committee, shall otherwise be unable to apply such payment to his or her own best interests and advantage, the Committee in the exercise of its discretion may direct all or any portion of such payment to be made in any one or more of the following ways: (i) directly to him or her; (ii) to his or her legal guardian or conservator; or (iii) to his or her spouse or to any other person, to be expended for his or her benefit; and the decision of the Committee shall in each case be final and binding upon all persons in interest.

10.Financing of Benefits.
(a)Financing of Benefits. The Shares and benefits payable in cash under the Plan to a Participant or, in the event of his or her death, to his or her Beneficiary shall be paid by the Company from its general assets. The right to receive payment of the Shares and benefits payable in cash represents an unfunded, unsecured obligation of the Company. No person entitled to payment under the Plan shall have any claim, right, security interest or other interest in any fund, trust, account, insurance contract, or asset of the Company which may be responsible for such payment.
(b)Security for Benefits. Notwithstanding the provisions of Section 10(a), nothing in this Plan shall preclude the Company from setting aside Shares or funds in trust (“Trust”) pursuant to one or more trust agreements between a trustee and the Company. However, no Participant or Beneficiary shall have any secured interest or claim in any assets or property of the Company or the Trust and all Shares or funds contained in the Trust shall remain subject to the claims of the Company’s general creditors. Notwithstanding the foregoing, in no event shall any amount of Shares be transferred to a Trust if, pursuant to Section 409A(b)(3)(A) of the Code, such amount would, for purposes of Section 83 of the Code, be treated as property transferred in connection with the performance of services.
11.Administration of this Plan.
(a)This Plan will be administered by the Committee. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.
(b)The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of awards under this Plan and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.
(c)To the extent permitted by Ohio law, the Committee may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under the Plan.
12.Adjustments. The Committee shall make or provide for such adjustments in the number of Shares covered by outstanding Restricted Shares and Restricted Stock Units granted hereunder and, if applicable, in the number of Shares covered by Other Awards, the number of Deferred Shares, in the kind of Shares covered thereby, and in other award terms, as the Committee, in its sole discretion, exercised in good faith, shall determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Such adjustment shall be conclusive and binding for all purposes with respect to the Plan. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee shall provide in substitution for any or all outstanding awards granted under this Plan such alternative consideration (including cash), if any, as it, in good faith, shall determine to be equitable in the circumstances and may require in connection therewith the surrender of all such awards so replaced in a manner that complies with Section 409A of the Code. The Committee shall also make or provide for such adjustments in the number of shares specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 12.
13.Change in Control. For purposes of this Plan, except as may be otherwise prescribed by the Committee in an Evidence of Award made under this Plan, a “Change in Control” will be deemed to have occurred upon the occurrence after December 1, 2014 of any of the following events:
(a)any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (i) the then-outstanding shares of common stock of the Company (the

“Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 13(a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate or (D) any acquisition pursuant to a transaction that complies with Sections 13(c)(i), 13(c)(ii) and 13(c)(iii), below.
(b) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
(c)consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
(d)approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
14.Non-U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards granted under this Plan to Participants who are foreign nationals or who provide services to the Company under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further shareholder approval.
15.Transferability.
(a)Except as otherwise determined by the Committee, no Restricted Share, Restricted Stock Unit, Other Award, dividend equivalents paid with respect to awards made under this Plan, or Deferred Share will be transferable by the Participant except pursuant to a domestic relations order that contains any information required by the Company to effectuate the transfer (to the extent permitted by Section 409A of the Code) or by will or the laws of descent and distribution, and in no event will any such award granted under the Plan be transferred for value.
(b)The Committee may specify at the Date of Grant that part or all of the Shares that are (i) to be issued or transferred by the Company upon the termination of the Restriction Period applicable to Restricted Stock Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 4 of this Plan, will be subject to further restrictions on transfer.
16.Taxes, Compliance with Section 409A of the Code.
(a)Any applicable taxes shall be withheld from any distribution or payment hereunder to the extent that the Company believes is required by law.
(b)To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
(c)Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its subsidiaries.
(d)If, at the time of a Participant’s Termination of Service, (i) the Participant will be a Specified Employee and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the tenth business day of the seventh month after such Termination of Service.
(e)Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.
17.Amendments.
(a)The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan (i) would materially increase the benefits accruing to participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Shares are traded or quoted, then, such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained.
(b)If permitted by Section 409A of the Code, but subject to the paragraph that follows, including in the case of termination of service as a Director by reason of death, disability or a Termination of Service, or in the event of a Change in Control, to the extent a Participant holds any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Other Awards subject to any vesting schedule or transfer restriction, or who holds Shares subject to any transfer restriction imposed pursuant to Section 15(b) of this Plan, the Committee may, in its sole discretion, accelerate the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time when such other award will be deemed to have been fully earned or the time when such transfer restriction will terminate, or may waive any other limitation or requirement under any such award.
(c)Subject to Section 17(b) hereof, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively. Subject to Section 12 above, no such amendment will impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.
18.Governing Law. This Plan and all grants and awards granted under this Plan and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Ohio.
19.Effective Date. This Plan will be effective as of the Effective Date. No grants will be made on or after December 1, 2014 under the Predecessor Plan, except that outstanding awards granted under the Predecessor Plan will continue unaffected following December 1, 2014. All elections to defer future compensation or other payments or awards shall cease and no further deferrals will be permitted under the Predecessor Plan starting on the first day of the calendar year coincident with or next following December 1, 2014. No grant will be made under this Plan after April 27, 2026, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.
20.Miscellaneous Provisions.
(a)The Company will not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.
(b)No Participant will have any rights as a shareholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.
(c)The Committee may condition the grant of any award under this Plan or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive compensation otherwise payable by the Company or any of its subsidiaries to the Participant.
(d)If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any award granted under this Plan under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect.